Exhibit (d)(10)

AMENDMENT TO SUBSIDIARIES GUARANTY

This AMENDMENT TO THE SUBSIDIARIES GUARANTY dated as of May __, 2007 (this "Amendment"), is entered into by and between RCN Corporation (the "Company"), certain subsidiaries of RCN Corporation and HSBC Bank USA, National Association, in its capacity as the Second-Lien Collateral Agent (the "Collateral Agent").

RECITALS:

WHEREAS, the Company, certain subsidiaries of the Company and the Collateral Agent entered into the Subsidiaries Guaranty dated as of December 21, 2004 (the "Subsidiaries Guaranty") related to the Indenture between the Company and HSBC Bank USA, National Association, in its capacity as Indenture Trustee, dated as of December 21, 2004, as amended by the First Supplemental Indenture, dated as of May 30, 2006 (as amended, the "Indenture");

WHEREAS, the holders of not less than a majority in aggregate principal amount of the Notes outstanding have duly consented to the proposed amendments to the Subsidiaries Guaranty set forth in this Amendment, in accordance with the provisions of Section 13 of the Subsidiaries Guaranty;

WHEREAS, Section 11.2 of the Indenture provides, among other things, that subject to certain restrictions, the Company, when authorized by a Board Resolution, may amend or supplement the Notes, the Security Documents or the Indenture with the consent (evidenced as provided in Article IX of the Indenture) of the holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding;

WHEREAS, in accordance with the provisions of Article IX and Section 11.2 of the Indenture, the holders of not less than a majority in aggregate principal amount of the Notes outstanding have duly consented to the proposed amendments to the Indenture set forth in the Second Supplemental Indenture, dated as of the date hereof (the "Second Supplemental Indenture");

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

1.    Capitalized Terms. All capitalized, undefined terms used in this Amendment shall have the meanings assigned thereto in the Indenture.

2.    Deletion of certain section. Sections 4(d) and Section 27 of the Subsidiaries Guaranty are hereby deleted in their entirety.

3.    Modification to defined term: All references to "Secured Creditor" in the Subsidiaries Guaranty shall be changed to read "Creditor."

4.    Effective Date. This Amendment is effective immediately upon the effective date of the Second Supplemental Indenture.

5.    No Representations. The recitals contained herein shall be taken as statements of the Company and the Collateral Agent assumes no responsibility for their correctness. The Collateral Agent makes no representations as to the validity or sufficiency of this Amendment.

6.    Governing Law. This Amendment shall be interpreted and construed in accordance with the laws of the State of New York.

7.    Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

8.    Descriptive Headings. Descriptive headings hereof are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Subsidiaries Guaranty to be executed and delivered by their duly authorized officers as of the date first above written.

RCN CORPORATION, as an Assignor

By:
Name:
Title:

BRAINSTORM NETWORKS, INC., as a Guarantor

By:
Name:
Title:

HOT SPOTS PRODUCTIONS, INC., as a Guarantor

By:
Name:
Title:

ON TV, INC., as a Guarantor

By:
Name:
Title:

RCN-BECOCOM, LLC, as a Guarantor

By:
Name:
Title:

RCN CABLE TV OF CHICAGO, INC., as a Guarantor

By:
Name:
Title:

RCN ENTERTAINMENT, INC., as a Guarantor

By:
Name:
Title:

RCN FINANCE, LLC, as a Guarantor

By:
Name:
Title:

RCN FINANCIAL MANAGEMENT, INC., as a Guarantor

By:
Name:
Title:

RCN INTERNATIONAL HOLDINGS, INC., as a Guarantor

By:
Name:
Title:

RCN INTERNET SERVICES, INC., as a Guarantor

By:
Name:
Title:

RCN NEW YORK COMMUNICATIONS HOLDING COMPANY, INC., as a Guarantor

By:
Name:
Title:

RCN NEW YORK COMMUNICATIONS, LLC, as a Guarantor

By:
Name:
Title:

RCN TELECOM SERVICES, INC., as a Guarantor

By:
Name:
Title:

RCN TELECOM SERVICES OF ILLINOIS, LLC, as a Guarantor

By:
Name:
Title:

RCN TELECOM SERVICES OF MASSACHUSETTS, INC., as a Guarantor

By:
Name:
Title:

RCN TELECOM SERVICES OF PHILADELPHIA, INC., as a Guarantor

By:
Name:
Title:

RCN TELECOM SERVICES OF VIRGINIA, INC., as a Guarantor

By:
Name:
Title:

RCN TELECOM SERVICES OF WASHINGTON D.C., INC., as a Guarantor

By:
Name:
Title:

RFM 2, LLC, as a Guarantor

By:
Name:
Title:

RLH PROPERTY CORPORATION, as a Guarantor

By:
Name:
Title:

TEC AIR, INC., as a Guarantor

By:
Name:
Title:

21ST CENTURY TELECOM SERVICES, INC., as a Guarantor

By:
Name:
Title:

UNET HOLDING, INC., as a Guarantor

By:
Name:
Title:

STARPOWER COMMUNICATIONS, LLC, as a Guarantor

By:
Name:
Title:

Accepted and Agreed to:

HSBC BANK USA, NATIONAL ASSOCIATION, as Second-Lien Collateral Agent and Pledgee

By:
Name:
Title: